Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Harris Interactive Inc. (the “Company”) for the three months ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Al Angrisani, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	Signature:	/s/ Al Angrisani
Al Angrisani
President and Chief Executive Officer
(Principal Executive Officer)

Dated: November 14, 2012